UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 16th, 2007
Dendreon Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (IRS Employer Identification No.)

3005 First Avenue Seattle, Washington (Address of Principal Executive Office)	98121 (Zip Code)
Registrant’s telephone number, including area code: (206) 256-4545
None
(Former name or former address, if change since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
On May 8th, Dendreon Corporation (“Dendreon”) received a Complete Response Letter, commonly referred to as an “approvable” letter, from the U.S. Food and Drug Administration. As a result, Dendreon’s board of directors, on May 16, 2007, approved the reduction of company personnel that were focused on the near term commercialization activities of Provenge (sipuleucel-T). This resulted in personnel reductions of approximately 18% of Dendreon’s total workforce, or the elimination of approximately 40 positions. Following the termination of these employees, Dendreon will have approximately 200 employees remaining at facilities in Seattle, Washington and Morris Plains, New Jersey. Dendreon expects to incur non-cash charges of up to $0.3 million and cash charges of up to $1.5 million associated with the workforce reduction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary

Date: May 18, 2007